EXHIBIT 99.1

Date Issued: Product ID #: Test Report #: ©2022 UL V2PSBCM	June 21, 2022 1001587223-5038814 1001587223-5038814

GREENGUARD CERTIFICATION PROGRAM PROFILE STUDY TEST REPORT
Product Description	FIRE INHIBITOR FOOD GRADE CHEMISTRY (MFB 31-CITROTECH)
Category	GENERAL CONSTRUCTION MATERIALS
	Environment	TVOC	Formaldehyde	Total Aldehydes	CREL/TLV
GREENGUARD	Office	✓	✓	✓	✓
GREENGUARD Gold	Office	✓	✓	✓	✓
	Classroom	✓	✓	✓	✓
✓ -meets criteria; ✓*- meets within 25%; X - over by more than 25% of criteria

This test data is provided for general informational purposes only. The data indicate the level of emissions from the designated product and how they compare to the emission criteria of the GREENGUARD and GREENGUARD Gold standards. This data does not imply that the product has been qualified to meet the requirements of the GREENGUARD Certification program nor does it imply that the product is or is not certified by the GREENGUARD Certification program. A summary of the allowable emission limits for GREENGUARD Certification and GREENGUARD Gold Certification can be found here.

Customer Information	MIGHTY FIRE BREAKER, LLC STEVE CONBOY 2200 ALLENTOWN RD LIMA OH 45805-1708
Authorized by	Allyson M. McFry Chemistry Laboratory Director

SAMPLE INFORMATION
Test Description

The product was received by UL Environment as packaged and shipped by the customer. The package was visually inspected and stored in a controlled environment immediately following sample check-in. Just prior to loading, the product was unpackaged, and 15mL of the product were pipetted into a foil-wrapped metal tray using a micropipette. The sample was placed inside the environmental chamber and tested according to the specified protocol.

Date Received	June 7, 2022
Test Period	June 13, 2022 - June 14, 2022
Area	one-sided area = 0.0361 m²
Environmental Chamber ID and Volume	SC2 - 0.0944 m³
Product Loading	0.38 m²/m³
Test Conditions	1.00 ± 0.05 ACH 50% RH ± 5% RH 22.8ºC - 23.5ºC
***Laboratory Locations	Testing Laboratory	Analytical Laboratory	Technical Reporting Location
	ULE - Marietta	ULE - Marietta	ULE - Marietta

The temperature range specification is 23°C ± 1°. The actual temperature range listed above may vary slightly. If the range is outside this specification, data was reviewed to ensure a negative impact did not occur.

This report shall not be reproduced, except in full, without permission from UL. Results contained within this report only apply to the actual product tested under the testing conditions documented in this report.

Date Issued: Product ID #: Test Report #: ©2022 UL V2PSBCM	June 21, 2022 1001587223-5038814 1001587223-5038814

MODELING PREDICTED CONCENTRATION PARAMETERS
Certification Program	Environment Basis	Product Usage	Surface Area (m²)	Room Volume (m³)	ACH (1/hr)	Assumed Decay Parameters
						kT	kF	kA
GREENGUARD and GREENGUARD Gold Office	CDPH/EHLB/Standard Method	wall stud	8.7	30.6	0.68	0.005	0.005	0.005
GREENGUARD Gold Classroom	CDPH/EHLB/Standard Method	wall stud	27.4	231	0.82	0.005	0.005	0.005

RESULTS
Analyte	24 Hour Emission Factor (μg/m²•hr)	168 Hour Predicted Concentration
		GREENGUARD	GREENGUARD Gold
			Office	Classroom
TVOC	5.4	0.001 mg/m³	0.001 mg/m³	< 0.001 mg/m³
Formaldehyde	BQL	< 0.001 ppm	< 0.001 ppm	< 0.001 ppm
Total Aldehydes	BQL	< 0.001 ppm	< 0.001 ppm	< 0.001 ppm

BQL denotes below quantifiable level of 0.04 µg based on a standard 18 L air collection volume for TVOC and individual VOCs and 0.1 µg based on a standard 45 L air collection volume for formaldehyde and total aldehydes.

IDENTIFIED VOLATILE ORGANIC COMPOUNDS AT 24 ELAPSED EXPOSURE HOURS
CAS Number	Compound	Emission Factor (μg/m²•hr)
112-31-2	Decanal*	5.4

Quantifiable level is 0.04 μg based on a standard 18 L air collection volume.

*Indicates NIST/EPA/NIH best library match only based on retention time and mass spectral characteristics.

†Denotes quantified using multipoint authentic standard curve. Other VOCs quantified relative to toluene.

TARGET LIST ALDEHYDES AT 24 ELAPSED EXPOSURE HOURS
CAS Number	Compound	Emission Factor (μg/m²•hr)
4170-30-3	2-Butenal
75-07-0	Acetaldehyde
100-52-7	Benzaldehyde
5779-94-2	Benzaldehyde, 2,5-dimethyl
529-20-4	Benzaldehyde, 2-methyl
620-23-5 / 104-87-0	Benzaldehyde, 3- and/or 4-methyl
123-72-8	Butanal
590-86-3	Butanal, 3-methyl
50-00-0	Formaldehyde
66-25-1	Hexanal
110-62-3	Pentanal
123-38-6	Propanal

Quantifiable level is 0.1 µg is based on a standard 45 L air collection volume

Analyses based on EPA Compendium Method TO-17 and ASTM D 6196 for VOCs by thermal desorption followed by gas chromatography/mass spectrometry (TD/GC/MS), and EPA Method TO-11A and ASTM D 5197 for selected aldehydes by high performance liquid chromatography (HPLC).

Testing followed UL 2821, “GREENGUARD Certification Program Method for Measuring and Evaluating Chemical Emissions From Building Materials, Finishes and Furnishings Using Dynamic Environmental Chambers” 2013.

This report shall not be reproduced, except in full, without permission from UL. Results contained within this report only apply to the actual product tested under the testing conditions documented in this report.

Date Issued: Product ID #: Test Report #: ©2022 UL V2PSBCM	June 21, 2022 1001587223-5038814 1001587223-5038814

*Accredited Laboratory Locations
Location	Address
ULE - Marietta	UL Environment 2211 Newmarket Parkway, Marietta, GA 30067-9399 USA
ULE - Guangzhou	UL Verification Services (Guangzhou) 1-3F & Room 501, Building 2 (R&D Center A1), No. 25, South Huanshi Avenue, Nansha District, Guangzhou 511458, China
ULE - Cabiate	UL International Italia S.r.l ATTN: IAQ Laboratory Via Europa, 9, I – 22060 – Cabiate (Como), Italia
ULE - Vietnam	UL VS (VIET NAM) CO. LTD., Lot C5, Conurbation 2, Street K1, Cat Lai Industrial Zone, Thanh My Loi Ward, District 2, Ho Chi Minh City, Vietnam
UL - Shimadzu	Shimadzu Techno-Research, Inc. 1, Nishinokyo-Shimoaicho Nakagyo-ku, Kyoto 604-8436 Japan
KCL	Korea Conformity Laboratories #805, I-Valley, 149 Gongdan-ro Gunpo-si, Gyeonggi-do, 15849 Korea
Normec	Normec Product Testing N.V. Honderdweg 13, 9320 Wetteren Belgium

This report shall not be reproduced, except in full, without permission from UL. Results contained within this report only apply to the actual product tested under the testing conditions documented in this report.

Date Issued: Product ID #: Test Report #: ©2022 UL V2PSBCM	June 21, 2022 1001587223-5038814 1001587223-5038814

CHAIN OF CUSTODY

This report shall not be reproduced, except in full, without permission from UL. Results contained within this report only apply to the actual product tested under the testing conditions documented in this report.